                                                                     Exhibit 99

FOR IMMEDIATE RELEASE                                     CONTACT:  DENNY LYNCH
                                                                    614/764-3413

                        WENDY'S FOUNDER UNDERGOES SURGERY

December 16, 1996, Dublin, OH -- (NYSE:WEN) -- Wendy's International announced this morning that its founder, Dave Thomas, is scheduled to undergo coronary bypass surgery this week.

Thomas, 64, was admitted to a hospital over the weekend. He has no prior history of a heart condition. Thomas is well-known as the advertising spokesman for the company, however he is not involved in the day-to-day operations, the company said.

Thomas founded Wendy's in Columbus, OH in 1969. The company has grown to nearly 5,000 restaurants in 34 countries, with systemwide sales exceeding $5 billion.




                                      -30-